UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2015

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2015, Aceto Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”), which amended and restated in its entirety the Credit Agreement, dated as of April 30, 2014, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and the lenders party thereto from time to time, as amended on June 25, 2015 by Amendment No. 1 to the Credit Agreement (together, the “First Amended Credit Agreement”).

The A&R Credit Agreement increases the aggregate available revolving commitment under the First Amended Credit Agreement from $75,000,000 to an initial aggregate available revolving commitment of $150,000,000 (the “Initial Revolving Commitment”), which may be increased in accordance with the terms and conditions of the A&R Credit Agreement by an aggregate amount not to exceed $100,000,000 (the “Expansion Commitment” and, together with the Initial Revolving Commitment, the “Revolving Commitment”). Under the A&R Credit Agreement, the Company may borrow, repay and reborrow loans up to the Revolving Commitment from and as of October 28, 2015 to but excluding the earlier of October 28, 2020 and the termination of the Revolving Commitment, in amounts up to, but not exceeding at any one time, the Revolving Commitment. The A&R Credit Agreement does not provide for any term loan commitment; thus, excluding the Expansion Commitment, the A&R Credit Agreement provides for a maximum increase in the Company’s available borrowing amount of $15,500,000.

The proceeds from initial borrowings under the A&R Credit Agreement have initially been used to repay all amounts outstanding pursuant to the term loan commitment under the First Amended Credit Agreement (the “Existing Term Loan”), as described in Item 2.03 hereof. The proceeds from any further borrowings under the A&R Credit Agreement are anticipated to be used for working capital and general corporate purposes and to finance acquisitions (including acquisitions of abbreviated new drug applications), and for fees and expenses related thereto.

The A&R Credit Agreement provides for (i) Eurodollar Loans (as such terms are defined in the A&R Credit Agreement), (ii) ABR Loans (as such terms are defined in the A&R Credit Agreement) or (iii) a combination thereof. Borrowings under the A&R Credit Agreement will bear interest per annum at a base rate or, at the Company’s option, LIBOR, plus an applicable margin ranging from 0.00% to 0.75% in the case of ABR Loans, and 1.00% to 1.75% in the case of Eurodollar Loans. The applicable interest rate margin percentage will be determined by the Company’s senior secured net leverage ratio. In addition, the Company is required to pay a commitment fee on the undrawn commitments under the A&R Credit Agreement from time to time at a rate ranging from 0.20% to 0.35% per annum, as determined by the Company’s senior secured net leverage ratio. Letter of credit fees are payable in respect of outstanding letters of credit at a rate per annum equal to the applicable margin for Eurodollar Loans. Interest on ABR Loans is payable on the first day of each calendar quarter. Interest on Eurodollar Loans is payable on the last day of each interest rate period and at the end of each three month interval within an interest rate period if the interest rate period is longer than three months. Principal and all accrued and unpaid interest is payable in full at maturity on October 28, 2020.

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The A&R Credit Agreement provides that commercial letters of credit shall be issued to provide the primary payment mechanism in connection with the purchase of any materials, goods or services in the ordinary course of business.

The A&R Credit Agreement, like the First Amended Credit Agreement, provides for a security interest in substantially all of the personal property of the Company and certain of its subsidiaries. The A&R Credit Agreement contains several financial covenants. Among other requirements, the Company may not permit, in each case calculated on a consolidated basis:

•	the ratio of (i) Consolidated Total Funded Indebtedness (as defined in the A&R Credit Agreement) minus the Cash Deduction Amount (as defined in the A&R Credit Agreement) to (ii) Consolidated Adjusted EBITDA (as defined in the A&R Credit Agreement) as of the end of each fiscal quarter to exceed 4.00 to 1.00 (or 4.50 to 1.00 if any permitted acquisition is consummated in accordance with the terms of the A&R Credit Agreement and the aggregate consideration paid in respect of such acquisition exceeds $20,000,000),

•	the ratio of (i) Consolidated Total Funded Senior Secured Indebtedness (as defined in the A&R Credit Agreement) minus the Cash Deduction Amount to (ii) Consolidated Adjusted EBITDA as of the end of each fiscal quarter to exceed 3.00 to 1.00 (or 3.25 to 1.00 if any permitted acquisition is consummated in accordance with the terms of the A&R Credit Agreement and the aggregate consideration paid in respect of such acquisition exceeds $20,000,000), and

•	the ratio, as of the end of each fiscal quarter, of (i)(x)Consolidated Adjusted EBITDA, plus, without duplication, non-cash unrealized losses in connection with Swap Agreements (as defined in the A&R Credit Agreement), minus (y) the sum of (1) Unfinanced Capital Expenditures (as defined in the A&R Credit Agreement), plus (2) dividends, distributions, stock repurchases and redemptions, in each case paid in cash, plus (3) cash taxes paid with respect to income or profit for the applicable period, including state, federal, franchise, gross receipts and margins and similar taxes, plus (4) non-cash unrealized gains in connection with Swap Agreements, in each case for the period of four consecutive fiscal quarters then ended to (ii) the sum of (x) Consolidated Interest Expense (as defined in the A&R Credit Agreement) for the period of four consecutive fiscal quarters then ended, plus (y) the scheduled installments of principal on all indebtedness (including capital leases) having a final maturity of one year or more from the date of incurrence thereof, plus (z) earn-outs and deferred acquisition consideration and payments in respect thereof, in the case of each of the foregoing clauses (y) and (z) of this clause (ii), for the period of the immediately succeeding four consecutive fiscal quarters to be less than (A) 1.25 to 1.00 as of the end of the fiscal quarter ended September 30, 2015 and (B) 3.50 as of the end of each of the fiscal quarters ending on and after December 31, 2015.

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Under the A&R Credit Agreement, the Company and its subsidiaries are also subject to certain restrictive covenants, including, among other things, covenants governing liens, limitations on indebtedness, limitations on guarantees, limitations on sales of assets and sales of receivables, and limitations on loans and investments.

The foregoing description of the A&R Credit Agreement is a summary only, and is qualified in its entirety by reference to the complete text thereof, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and which is hereby incorporated herein.

Item 2.03            Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 28, 2015, upon entering into the A&R Credit Agreement described in Item 1.01 hereof, the Company made $112,000,000 in initial borrowings under the A&R Credit Agreement and used the proceeds to repay the $59,500,000 in aggregate principal amount currently outstanding under the Existing Term Loan, plus accrued but unpaid interest through the repayment date. Such initial borrowings were made as Eurodollar Loans, initially bearing interest at rates ranging from 1.40% to 1.50%. After giving effect to the foregoing transactions, the Company currently has an aggregate of $112,000,000 in outstanding borrowings, with $38,000,000 available for additional borrowings (subject to increase as described above), under the A&R Credit Agreement.

Reference is made to Item 1.01 hereof, which is hereby incorporated herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of October 28, 2015, by and among Aceto Corporation, the other loan parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and the lenders party thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: October 28, 2015	By:	/s/ Salvatore Guccione
Salvatore Guccione
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of October 28, 2015, by and among Aceto Corporation, the other loan parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and the lenders party thereto.